As filed with Securities and Exchange Commission on May 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	72-2747608

(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
12212 Technology Blvd., Austin, Texas 78727
(Address of Principal Executive Offices) (Zip Code)

LUMINEX CORPORATION AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)
David S. Reiter
Vice President, General Counsel and Corporate Secretary
Luminex Corporation
12212 Technology Boulevard
Austin, Texas 78727
(Name and address of agent for service)
(512) 219-8020
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
		Offering	Maximum	Amount of
Title of Securities	Amount to be	Price Per	Aggregate	Registration
to be Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Common Stock, par value $0.001 per share	3,325,000 shares	$15.51	$51,570,750	$2,877.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, this registration statement covers related rights to purchase the Registrant’s Series A Junior Participating Preferred Stock registered on a Form 8-A filed with the Securities and Exchange Commission on June 21, 2001 (the “Stock Rights”). No additional consideration will be received for the Stock Rights, which will initially trade together with the Registrant’s common stock.

(2)	Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Market on May 18, 2009.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Luminex Corporation, a Delaware corporation (the “Registrant”), issuable pursuant to the Luminex Corporation Amended and Restated 2006 Equity Incentive Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-134450), as filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2006, is hereby incorporated herein by reference.
Item 8. Exhibits.

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Luminex Corporation Amended and Restated 2006 Equity Incentive Plan

*	Previously filed as Exhibit A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 21, 2009, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 21st day of May, 2009.

LUMINEX CORPORATION
By:	/s/ Harriss T. Currie
Harriss T. Currie
Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harriss T. Currie and David S. Reiter (with full power to each of them to act alone) as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Patrick J. Balthrop, Sr. Patrick J. Balthrop, Sr.	President and Chief Executive Officer (Principal Executive Officer)	May 21, 2009

/s/ Harriss T. Currie Harriss T. Currie	Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2009

/s/ Robert J. Cresci Robert J. Cresci	Director	May 21, 2009

/s/ Thomas W. Erickson Thomas W. Erickson	Director	May 21, 2009

Signatures	Title	Date

/s/ Fred C. Goad, Jr. Fred C. Goad, Jr.	Director	May 21, 2009

/s/ Jay B. Johnston Jay B. Johnston	Director	May 21, 2009

/s/ Jim D. Kever Jim D. Kever	Director	May 21, 2009

/s/ G. Walter Loewenbaum II	Chairman of the Board of Directors,	May 21, 2009
G. Walter Loewenbaum II	Director

/s/ Kevin M. McNamara	Director	May 21, 2009
Kevin M. McNamara

/s/ Edward A. Ogunro, Ph.D.	Director	May 21, 2009
Edward A. Ogunro, Ph.D.

/s/ Gerard Vaillant	Director	May 21, 2009
Gerard Vaillant

EXHIBIT INDEX

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Luminex Corporation Amended and Restated 2006 Equity Incentive Plan

*	Previously filed as Exhibit A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 21, 2009, and incorporated herein by reference.